Conformed

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             Form 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934

Date of Report (date of earliest event reported) July 22, 1996

                      Beneficial Corporation
       (Exact name of registrant as specified in its charter)

        Delaware                1-1177             51-0003820
(State or other jurisdic-    (Commission         (IRS Employer
tion of incorporation)       File Number)     Identification No.)

301 North Walnut Street, Wilmington, Delaware           19801
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (302)425-2500

                            No Change
   (Former name or former address, if changed since last report)



Item 5.  Other Events.


             The following is the text of a press release of Beneficial National Bank, a subsidiary of Beneficial Corporation, issued on July 22, 1996:

        BENEFICIAL CORPORATION SUBSIDIARY GETS H&R BLOCK'S EXCLUSIVE
              RAL BUSINESS IN 10-YEAR PACT

             --Contract Replaces Existing Agreements--
          Entities May Share Certain Revenues and Liabilities


WILMINGTON, Delaware -- H&R Block Tax Services Inc. (Block) and
Beneficial National Bank (BNB) today announced the signing of a 10-year agreement that gives BNB the exclusive right to offer Refund
Anticipation Loans (RALs) through all of Block's Company-owned offices. Previously, existing agreements between BNB and Block called for renegotiation of a contract every three years.

The new agreement also gives Block a share in both the revenue and the credit risk of the Refund Anticipation Loans by allowing Block
Financial Corporation to purchase an interest in the portfolio of refund anticipation loans originated by Block Company-owned offices.

"This mutually rewarding venture with Block provides longevity and stability in Beneficial National Bank's Refund Anticipation Loan product and represents an extremely significant, new, long-term relationship with Block," said Finn M.W. Caspersen, chairman and chief executive officer of Beneficial Corporation. Beneficial National Bank is a subsidiary of Beneficial Corporation.

"Beneficial National Bank has demonstrated the ability to deliver profitably the most attractive products to our customers in the most cost-effective manner," said Frank Salizzoni, interim president and chief executive officer of H&R Block, Inc. "We're pleased with the commitment they've shown to the RAL product and look forward to this new, long-term association."

The new agreement also opens attractive new opportunities for BNB, which can now do business with other electronic return originators in certain states served also by Block offices. A previous agreement gave Block exclusive access to BNB's RAL product in those states.

"Beneficial National Bank and H&R Block, with this agreement, form a fully cooperative alliance to offer eligible taxpayers the popular RAL product," Caspersen added. "In addition to providing Block with the opportunity to share in revenues generated by BNB's RAL product, this contract provides for a sharing of risk in the portfolio."

Beneficial National Bank's experience in refund anticipation lending spans 10 years and includes sophisticated, on-line, proprietary credit screens to manage risk. Beneficial National Bank processed 2.6 million RALs during the 1996 tax season. Beneficial Corporation previously announced that revenue from the 1996 season would exceed previous records.

Additionally, the agreement envisions the offering by BNB or its affiliates other financial products and services through Block offices in the future.

Founded in 1955, H&R Block, Inc. (NYSE:HRB) is a diversified company offering tax and financial services. H&R Block is the world's largest tax preparation firm, serving 17.4 million taxpayers in nearly 9,700 offices in the United States, Canada, Australia and 15 other countries and territories in 1996. In the United States, H&R Block Tax Services, Inc. handled approximately one in every seven returns filed with the Internal Revenue Service this past tax season. Block Financial Corporation, started in 1993, develops and provides technology-driven financial services.

Beneficial Corporation is a $15 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer-finance, credit-card, banking and insurance operations located throughout the United States, Canada, the United Kingdom, Ireland and Germany.







                              SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BENEFICIAL CORPORATION
                                           (Registrant)

                                 By /s/ Samuel F. McMillan
                                    Samuel F. McMillan
                                    Senior Vice President and
                                      Treasurer


Dated:  July 22, 1996